EXHIBIT 23.2


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LEWIS W. PARKER, III
CERTIFIED PUBLIC ACCOUNTANT
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P.O. BOX 6510, 9L PRINCESS ROAD
LAWRENCEVILLE, N.J. 08648
TEL.: 609-896-2177
FAX:  609-844-0133



                              ACCOUNTANT'S CONSENT




Board of Directors
Peoples Saving Bank



I consent to the use in this Registration Statement of Peoples Saving Bank Corporation Form SB-2 and the Application for Conversion on Form AC of my report dated October 29, 1997, in the financial statements of Peoples Savings Bank and as of September 30, 1997 and 1996, and for the fiscal years then ended, and to the reference to my firm under the heading "Experts" in the related prospectus.




                                             /s/Lewis W. Parker
                                             ------------------





Lawrenceville, New Jersey
June 12, 1998